UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 12, 2021
Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Saginaw Drive
Redwood City, CA 94063
(Address of principal executive offices, including zip code)

(650) 656-9323
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07          Submission of Matters to a Vote of Security Holders.

Adverum Biotechnologies, Inc. held its 2021 Annual Meeting of Stockholders on May 12, 2021. The following is a brief description of each Proposal voted upon at the Annual Meeting:

Proposal No. 1.
Election of Directors:  This was a contested election to elect three directors to serve until the 2024 Annual Meeting of Stockholders.  Adverum had nominated three directors and The Sonic Fund II, L.P. (“Sonic”) had nominated three directors.

Proposal No. 2.
Ratification of Selection of Independent Registered Public Accounting Firm. Adverum’s stockholders were asked to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Adverum for its fiscal year ending December 31, 2021.

Proposal No. 3.
Advisory Approval of Executive Compensation. Adverum’s stockholders were asked to approve, on an advisory basis, of the compensation of Adverum’s named executive officers, as disclosed in the proxy statement.

On May 13, 2021, First Coast Results, Inc. (“First Coast”), the independent inspector of election for the Annual Meeting, delivered its final report of the inspector of election as to the voting results for each of these matters.

As of the close of business on April 14, 2021, the record date for the Annual Meeting, there were 97,926,952 shares of Adverum common stock outstanding, each of which was entitled to one vote on each proposal at the Annual Meeting. Based on the report from First Coast, a total of 76,091,742 shares of Common Stock, representing approximately 78% of the shares of Common Stock outstanding and entitled to vote, were present virtually Annual Meeting or represented by proxy, constituting a quorum to conduct business.

The voting results for each proposal, as provided by First Coast, are described below. For more information on each of these proposals, see the definitive proxy statement filed by Adverum with the U.S. Securities and Exchange Commission on April 15, 2021.

Proposal 1. Election of Directors.

Adverum’s stockholders elected each of the Class I director nominees nominated by Adverum’s Board of Directors, each to hold office until the 2024 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or until his or her earlier death, resignation or removal.

	Votes For	Votes Withheld
Dawn Svoronos	48,299,685	5,236,404
Reed V. Tuckson, M.D.	53,131,087	405,002
Thomas Woiwode, Ph.D.	53,148,231	387,858

The votes for Sonic’s nominees, who were not elected the Class I directors, were as follows:

	Votes For	Votes Withheld
Jean Bennett, M.D., Ph.D.	22,141,498	38,446
Jodi Cook, Ph.D.	22,132,266	47,678
Herbert Hughes	22,126,237	53,707

Proposal No. 2. Ratification of Selection of Independent Registered Public Accounting Firm.

Adverum’s stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of Adverum for its fiscal year ending December 31, 2021, by the following votes:

Votes For	Votes Against	Abstentions
75,585,161	126,559	380,022

Proposal No. 3. Approval, on an Advisory Basis, of the Compensation of Adverum’s Named Executive Officers, as Disclosed in the Proxy Statement.

Adverum’s stockholders approved, on an advisory basis, of the compensation of Adverum’s named executive officers, as disclosed in the proxy statement, by the following votes:

Votes For	Votes Against	Abstentions
46,353,570	29,287,503	74,960

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adverum Biotechnologies, Inc.

Date: May 14, 2021	By:	/s/ Laurent Fischer, M.D.
Laurent Fischer, M.D.
Chief Executive Officer